EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northwest Passage Ventures, Ltd. Form 10-QSB for the period ending September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Axel G. Roehlig, President, Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer, Secretary, and Treasurer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to s. 906 of the Sarbanes-Oxley Act of 2002, that:

1.            The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 13, 2005

By:	/s/ Axel G. Roehlig

Axel G. Roehlig

President, Chief Executive Officer

Chief Financial Officer, Principal Accounting Officer

Secretary, Treasurer, and a member of the Board of Directors